Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Second Quarter Fiscal 2023 Financial Results

May 8, 2023 4:05 PM Eastern Time

EXTON, Pa. -- Innovative Solutions & Support, Inc. (“IS&S” or the “Company”) (NASDAQ: ISSC) today announced its financial results for the second quarter of fiscal year 2023, which ended March 31, 2023.

For the second quarter of fiscal 2023, net sales increased 7.2% to $7.3 million compared to $6.8 million in the second quarter a year ago. Gross profit in the second quarter of 2023 was $4.7 million, or 64.6% of sales, compared to $4.2 million, or 61.1% of sales in the second quarter of 2022. The Company reported net income of $1.3 million, or $0.07 per share in the second quarter, compared to $1.4 million, or $0.08 per share in the second quarter of fiscal 2022. The modest decrease in net income was driven by an increase in general and administrative expenses, attributable to an expansion of the Company’s sales and business development teams, and non-cash long-term incentive compensation. R&D spending also climbed due to the addition of resources to enhance product development. The impact of additional expenses was offset by increased sales and operating leverage. Tax expense in the second quarter of fiscal 2023 was $0.3 million compared to $0.4 million in the second quarter of fiscal 2022.

Shahram Askarpour, Chief Executive Officer of IS&S, said, “We reported a strong second quarter with growth driven by higher sales in our aftermarket portfolio. This was one of our strongest quarters in recent years and demonstrates a continuation of demand for our innovative products.”

Askarpour continued, “Going forward we see significant opportunities to invest organically and inorganically in order to drive higher production capacity utilization rates to enhance our gross margin. Important to these efforts, I am pleased to report that we successfully updated our Articles of Incorporation at our recent Annual Meeting on April 13, 2023. This update meaningfully improves our ability to execute on our inorganic growth objectives and strengthens access to growth capital to execute our long-term plan.”

The Company’s cash on hand increased to $19.8 million as of March 31, 2022, with $0.4 million generated from operating activities during the three months ended March 31, 2023. IS&S continues to maintain its strong financial condition and flexibility with significant liquidity and no debt.

New orders in the second quarter of fiscal 2023 were approximately $13.6 million, and backlog as of March 31, 2023 was $14.8 million, compared to backlog of $7.5 million as of March 31, 2022. Only purchase orders in hand are included in our sales backlog, which primarily consist of orders from our OEM customers that have long-term programs-- Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk and the Boeing KC-46A. IS&S expects these programs to remain in production for approximately a decade and anticipates that they will continue to add to the total backlog.

Conference Call

The Company will be hosting a conference call on Monday May 8, 2023 at 4:30 PM ET to discuss these results and the Company’s business outlook and product development. Please use the following dial in number to register your name and company affiliation for the conference call: 877-451-6152 and ask to join the Innovative Solutions & Support call. The call will also be carried live on the Investor Relations page of the Company web site at www.innovative-ss.com.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc. (www.innovative-ss.com) is a systems integrator that designs and manufactures flight guidance and cockpit display systems for Original Equipment Manufacturers (OEMs) and retrofit applications. The company supplies integrated Flight Management Systems (FMS), Auto-Throttle Systems and advanced GPS receivers for precision low carbon footprint navigation.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Innovative Solutions & Support, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months March 31,
	2023	2022
Net Sales:
Product	$7,340,454	$6,647,617
Engineering development contracts		198,203
Returns and allowances	-	-
Total net sales	7,340,454	6,845,820

Cost of sales:
Product	2,600,303	2,646,462
Engineering development contracts		16,748
Total cost of sales	2,600,303	2,663,210

Gross profit	4,740,151	4,182,610

Operating expenses:
Research and development	866,198	650,031
Selling, general and administrative	2,446,635	1,724,800
Total operating expenses	3,312,833	2,374,831

Operating income	1,427,318	1,807,780

Interest income	130,951	346
Interest (expense)
Other income	23,258	11,555
Income before income taxes	1,581,527	1,819,680

Income tax expense	310,424	390,110

Net income	$1,271,103	$1,429,570

Net income per common share:
Basic	$0.07	$0.08
Diluted	$0.07	$0.08

Cash dividends per share:	$-	$-

Weighted average shares outstanding:
Basic	17,352,340	17,253,746
Diluted	17,354,030	17,253,746

Innovative Solutions and Support, Inc.

Condensed Consolidated Balance Sheets

Innovative Solutions and Support, Inc.

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$19,803,110	$19,443,231
Restricted cash	-	-
Accounts receivable	3,973,848	3,316,519
Contract asset	162,742	162,742
Inventories	5,981,692	5,252,295
Prepaid expenses and other current assets	1,950,400	1,049,206

Total current assets	31,871,792	29,223,993

Property and equipment, net	6,229,664	6,239,496
Deferred income taxes	592,857	331,176
Other assets	205,210	160,862

Total assets	$38,899,523	$35,955,527
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Current portion of capitalized lease obligations	$-	$-
Accounts payable	$1,499,181	$842,262
Dividends payable	-	-
Accrued expenses	2,018,895	2,508,971
Contract liability	191,731	83,221
Contract liability - related party		8,558

Total current liabilities	3,709,807	3,443,012

Long-term portion of capitalized lease obligations	-	-
Deferred revenue	-	-
Deferred income taxes	-	-
Other liabilities	418,677	421,938

Total liabilities	4,128,485	3,864,950

Commitments and contingencies (See Note 6)

Shareholders' equity

Preferred stock, 10,000,000 shares authorized, $.001 par value, of which 200,000 shares are authorized as Class A Convertible stock. No shares issued and outstanding at December 31, 2022 and September 30, 2022	-	-

Common stock, $.001 par value: 75,000,000 shares authorized, 19,470,248 and 19,412,664 issued at December 31, 2022 and September 30, 2022	19,518	19,470

Additional paid-in capital	53,883,433	53,100,035
Retained Earnings (accumulated deficit)	1,974,943	339,609
Treasury stock, at cost, 2,096,451 shares at December 31, 2022 and September 30, 2022	(21,368,538)	(21,368,537)
Total shareholders' equity	34,509,357	32,090,577

Total liabilities and shareholders' equity	$38,637,842	$35,955,527

Innovative Solutions and Support, Inc.

Consolidated Statements of Cash Flows

(unaudited)

Innovative Solutions & Support, Inc.

Statements of Cash Flows

	For the Three Months Ended March 31 ,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,271,103	$1,429,570
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,980	95,764
Share-based compensation expense
Stock options	536,142	44,594
Stock awards	197,234	159,995
Deferred income taxes	(261,681)	295,843
(Increase) decrease in:
Accounts receivable	(650,127)	(334,476)
Inventories	(647,540)	(82,785)
Prepaid expenses and other current assets	(170,456)	3,447
Other non-current assets	(107,228)
Income taxes receivable	-	-
Increase (decrease) in:
Accounts payable	656,919	244,228
Accrued expenses	(121,947)	139,017
Income taxes payable	(492,801)	(16,214)
Contract liability	99,952	(59,125)
Net cash provided by operating activities	395,551	1,919,857

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(47,435)	(7,010)
Proceeds from the sale of property and equipment		-
Net cash used in investing activities	(47,435)	(7,010)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options		-
Net cash provided by financing activities	-	-

Net increase in cash and cash equivalents	348,116	1,912,847
Cash and cash equivalents, beginning of quarter	19,443,231	9,705,993

Cash and cash equivalents, end of quarter	$19,791,346	$11,618,840